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                                                                   Exhibit 10(A)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 811-09633 on Form N-1A of our report dated November 8, 2000 on Global Financial Services Portfolio of Global Financial Services Master Trust appearing in the Annual Report of Global Financial Services Fund, Inc. for the period ended September 30, 2000.



/s/ Deloitte & Touche LLP
   ----------------------------
Princeton, New Jersey
January 22, 2001